Exhibit 99.1

Loyalty Ventures Inc. Announces Leadership Changes
at its AIR MILES® Reward Program

✓ ✓	Shawn Stewart Named President of AIR MILES Rick Neuman Joins as Chief Technology Officer (CTO)

DALLAS, Texas, April 11, 2022 – Loyalty Ventures Inc. (Nasdaq: LYLT), a leading provider of tech-enabled, data-driven consumer loyalty solutions today announced leadership changes at its AIR MILES Reward Program segment (“AIR MILES”).

Shawn Stewart has been named President of AIR MILES, replacing Blair Cameron, who is leaving the company.

“We appreciate the contributions that Blair Cameron has made during his more than 15-year tenure at AIR MILES, and I want to personally thank him for his dedication and service to our Partners, Collectors and employees,” said Charles Horn, President and Chief Executive Officer of Loyalty Ventures.

Shawn Stewart, who will join us on May 2, 2022, brings deep expertise in consumer insights, customer, loyalty, digital marketing, and analytics across multiple verticals to his new position at AIR MILES. Most recently, he was Senior Vice President, Customer at Canadian Tire Corporation, Limited, a $16 billion multi-brand retail conglomerate with more than 1,700 retail and gasoline outlets and a financial services division, where he led the team responsible for enterprise loyalty, digital marketing, customer analytics and personalization, including the team that built and grew the Triangle Rewards loyalty program. In his prior tenure at McKinsey & Company and Accenture, Shawn developed customer acquisition and retention strategies, data-driven applications, and customer experience programs to accelerate business growth for clients.  In addition, from 2010 to 2013 Shawn was a member of the AIR MILES leadership team where his role included accountability for data and analytics for AIR MILES’ Sponsors.

“We are thrilled that Shawn has agreed to re-join us given his passion for building new capabilities and transforming organizations and brands, which aligns with our strategic objectives. He brings excellent credentials to AIR MILES as well as a deep understanding of Sponsor needs, Collector behaviors, and our business development opportunities. Shawn is the clear choice to direct our investments to drive greater consumer engagement in our programs by enhancing our value proposition and upgrading the redemption experience for our AIR MILES Collectors, while building additional data analytics and marketing capabilities for our Sponsors,” Mr. Horn noted.

“It is a great honor for me to lead the talented group of people at AIR MILES. I am excited to leverage the insights I have gained from working with Canada’s largest companies and pair that knowledge with the digitally-oriented strategic transformation that is underway at AIR MILES,” Mr. Stewart said.

Further, we are pleased to announce Rick Neuman has joined AIR MILES as Chief Technology Officer.  Most recently at Flipp, a retail technology firm, Rick was formerly Executive Vice President eCommerce & Chief Technology Officer at Walmart International, where he was responsible for Walmart Canada’s digital transformation. During his six-year tenure, he created product and technology strategies for global merchant processes, transitioned international tech to improve delivery transparency and velocity, and built new technology

Loyalty Ventures Inc.
April 11, 2022

leadership teams. At AIR MILES, Rick will be responsible for development, implementation and oversight of the program’s technology strategy and roadmap.

“These new additions to our AIR MILES leadership team are well-suited to build upon our 30-year history as Canada’s premier loyalty program, with the full support of Loyalty Ventures’ management and Board of Directors. We look forward to reporting on their progress,” noted Mr. Horn.

About Loyalty Ventures Inc.
Loyalty Ventures Inc. (Nasdaq: LYLT), an S&P SmallCap 600 company, is a leading provider of tech-enabled, data-driven consumer loyalty solutions. We help partners achieve their strategic and financial objectives including increased consumer basket size, shopper traffic, frequency, digital reach and enhanced program reporting and analytics.

We help financial services providers, retailers and other consumer-facing businesses create and increase customer loyalty across multiple touch points from traditional to digital to mobile and emerging technologies. We own and operate the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of purpose-driven, tailor-made, campaign-based loyalty solutions for grocers and other high-frequency retailers.

At our AIR MILES Reward Program, AIR MILES collectors earn AIR MILES at more than 300 leading Canadian, global and online brands and at thousands of retail and service locations across the country. This activity powers an unmatched data asset which along with world-class analytics and marketing capabilities, enables clients to accelerate their marketing activities and ROI. AIR MILES provides collectors the flexibility and choice to use AIR MILES on aspirational rewards such as merchandise, travel, events or attractions or, instantly, in-store or online, through AIR MILES Cash at participating Partner locations. For more information, visit: airmiles.ca. Having celebrated the issuance of its 100 Billionth Mile in 2021, AIR MILES invites Canadians to visit the Program on Facebook, Instagram and Twitter.

BrandLoyalty provides winning loyalty campaigns by connecting high-frequency retailers, brand partners, and shoppers. BrandLoyalty changes shoppers’ behavior in high-frequency retail worldwide - both on a transactional and emotional level. Find out more via brandloyalty.com or on LinkedIn and YouTube.

More information about Loyalty Ventures can be found at loyaltyventures.com.

Caution Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results and future economic conditions, including, but not limited to, changes in geopolitical conditions, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to reduction in demand from clients, supply chain disruption with respect to our rewards, disruptions in the airline or travel industries and labor shortages due to quarantine.

Loyalty Ventures Inc.
April 11, 2022

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section of both (1) our Form 10-K for the most recently ended fiscal year and (2) any updates in Item 1A, or elsewhere, in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K or any updates thereto. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Investor Contact:
Lynn Morgen
ADVISIRY PARTNERS
lynn.morgen@advisiry.com
+1.212.750.5800

3